Exhibit 10.1
AMENDMENT OF THE
OLD NATIONAL BANCORP AMENDED AND RESTATED 2008 INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED AS OF MAY 10, 2012, AND FURTHER AMENDED AND RESTATED AS OF APRIL 27, 2017)
WHEREAS, Old National Bancorp, an Indiana corporation (the “Company”), established and sponsors the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017) (the “Plan”);
WHEREAS, pursuant to Section 14.01 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan at any time; and
WHEREAS, the Board desires to amend the Plan to correct an inadvertent error in the Plan’s definition of “Effective Date.”
NOW, THEREFORE, pursuant to the power reserved by Section 14.01 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s shareholders at the Annual Meeting to be held on April 29, 2021 (the “2021 Annual Meeting”). Defined terms used herein, but not otherwise defined in this 2021 Amendment, shall have the meanings ascribed to them in the Plan:
1.    Section 2.01(p) containing the definition of “Effective Date” is hereby amended in its entirety to read as follows in order to correct an inadvertent error in the Plan when last approved by the shareholders in 2017, which amendment, if approved by the shareholders at the 2021 Annual Meeting, shall be effective retroactively to April 27, 2017:
“(p) ‘Effective Date’ means April 27, 2017”
IN WITNESS WHEREOF, this 2021 Amendment, having been first duly authorized, approved and adopted by the Company’s Board of Directors, and approved by the Company’s shareholders at the 2021 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on this 29th day of April, 2021.
OLD NATIONAL BANCORP
By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President
Chief Legal Counsel & Corporate Secretary